UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 26, 2016

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
   The Company held its 2016 Annual Meeting of Stockholders on May 26, 2016.  The following proposals were submitted to the holders of the Company's common stock for a vote:
1.	The election of five nominees to the Board of Directors;
2.	An Amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 250,000,000 shares;

3.	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016; and
4.	To approve, on an advisory basis, the Company's 2015 compensation of its named executive officers.

   43,652,621 shares of the Company's common stock were represented at the meeting or 82% of the Company's voting capital stock.  20,433,879 of the 43,652,621 shares were broker non-votes and were only included in the results on proposals 2 and 3.
   The results of such votes were as follows:

1.	The following votes were cast in the election of the three nominees to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Total

Roland O. Burns	22,145,235	1,073,507	23,218,742
Elizabeth B. Davis	22,121,753	1,096,989	23,218,742
David K. Lockett	22,136,275	1,082,467	23,218,742
Cecil E. Martin	22,091,032	1,127,710	23,218,742
Frederic D. Sewell	22,094,304	1,124,438	23,218,742

2.	The following votes were cast in the proposal to amend the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 250,000,000 shares:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Total

28,474,118	14,501,158	677,345	43,652,621

3.	The following votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Total

42,835,612	425,898	391,111	43,652,621

4.	The following votes were cast in the advisory vote on executive compensation:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Total

20,887,639	2,196,814	134,289	23,218,742

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: May 27, 2016	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer